Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1.
Registration Statement (Form S-8 No. 333-212363) pertaining to the 2012 Equity Incentive Plan, 2016 Stock Incentive Plan, and 2016 Employee Stock Purchase Plan of Syros Pharmaceuticals, Inc.,
2.
Registration Statements (Form S-8 Nos. 333-216821, 333-223574, 333-230116, 333-236895 and 333-253861) pertaining to the 2016 Stock Incentive Plan and 2016 Employee Stock Purchase Plan of Syros Pharmaceuticals, Inc.,
3.
Registration Statement (Form S-8 No. 333-263555) pertaining to the 2016 Stock Incentive Plan, 2016 Employee Stock Purchase Plan, 2022 Inducement Stock Incentive Plan, and Nonstatutory Stock Option Agreements for Inducement Awards of Syros Pharmaceuticals, Inc.,
4.
Registration Statement (Form S-8 No. 333-267451) pertaining to the 2016 Stock Incentive Plan of Syros Pharmaceuticals, Inc.,
5.
Registration Statement (Form S-3 No. 333-222634) of Syros Pharmaceuticals, Inc.,
6.
Registration Statement (Form S-3 No. 333-239141) of Syros Pharmaceuticals, Inc.,
7.
Registration Statement (Form S-3 No. 333-251941) of Syros Pharmaceuticals, Inc., and
8.
Registration Statement (Form S-3 No. 333-267888) of Syros Pharmaceuticals, Inc.

of our report dated March 2, 2023, with respect to the consolidated financial statements of Syros Pharmaceuticals, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2022.

/s/ Ernst & Young LLP

Boston, Massachusetts

March 2, 2023